Exhibit 1.1

Execution Version

HECLA MINING COMPANY

Common Stock, $0.25 par value per share

EQUITY DISTRIBUTION AGREEMENT

November 10, 2026

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Virtu Americas LLC

1633 Broadway, 41st Floor

New York, New York 10019

Ladies and Gentlemen:

Hecla Mining Company, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., BofA Securities, Inc., CIBC World Markets Corp., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Virtu Americas LLC (collectively, the “Agents” and each individually, an “Agent”), with respect to the issuance and sale from time to time by the Company of up to 50,000,000 shares (the “Shares”) of the Company’s common stock, $0.25 par value per share (the “Common Stock”), through or to the Agents, as sales agents or principals, on the terms and subject to the conditions set forth in this Agreement. The obligations of the Agents under this Agreement shall be several, and not joint, and no Agent shall be liable for the acts or omissions of any other Agent.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-284931) for the registration of the Shares (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to each Agent, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated February 14, 2025, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(z) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(f). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company confirms its agreement with each Agent as follows:

1. Sale and Delivery of the Shares.

(a) Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Agents agree that the Company may issue and sell through an Agent, as sales agent for the Company, the Shares (an “Agency Transaction”) as follows:

(i) The Company may, from time to time, propose to an Agent determined in the sole discretion of the Company (the “Designated Agent”) the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; the minimum price at which the Company is willing to sell the Shares (the “Floor Price”); and the Commission Rate (as defined in Section 1(a)(vii)) for the sale of the Shares in such Agency Transaction.

(ii) If such proposed terms for an Agency Transaction are acceptable to the Designated Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative. The Agency Transaction Notice shall be effective unless and until (A) the Designated Agent, in accordance with the notice requirements set forth in Section 1(a)(iv) below, suspends or terminates the Agency Transaction Notice for any reason, in its sole discretion, (B) the entire amount of the Placement Shares have been sold, (C) in accordance with the notice requirements set forth in Section 1(a)(iv) below, the Company suspends or terminates the Agency Transaction Notice for any reason, in its sole discretion, (D) the Company issues a subsequent Agency Transaction Notice with parameters superseding those on the earlier dated Agency Transaction Notice, or (E) this Agreement has been terminated under the provisions of Section 6.

(iii) Subject to the terms and conditions hereof, the Designated Agent shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. No Designated Agent shall sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with each Designated Agent that (A) there can be no assurance that the Designated Agent will be successful in selling all or any of such Shares, (B) the Designated Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (C) the Designated Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(iv) The Company, acting through an Authorized Company Representative, or the applicable Designated Agent under the Agency Transaction Notice may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v) If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi) The Designated Agent, as sales agent in an Agency Transaction, shall not make any sale of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

(vii) The compensation to the Designated Agent for sales of the Shares in an Agency Transaction with respect to which such Designated Agent acts as sales agent hereunder shall be in the form of commissions at a rate (the “Commission Rate”) agreed between the Company and such Designated Agent (which may be specified in the applicable Agency Transaction Notice), not to exceed 1.5% of the gross sales proceeds of the Shares sold pursuant to this Section 1(a) of this Agreement.

(viii) The Designated Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (A) the number of Shares sold on such Trading Day, (B) the gross sales proceeds received from such sales and (C) the net offering proceeds (being the gross sales proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(ix) Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through the Designated Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to such Designated Agent against payment by such Designated Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Designated Agent’s or its designee’s account (provided that the Designated Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (A) hold the Designated Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Designated Agent any commission or other compensation to which it would otherwise be entitled absent such default. If the Designated Agent shall default on its obligation to deliver the Net Offering proceeds on any Agency Settlement Date, then the Designated Agent shall pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Designated Agent.

(x) The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through one Agent on any single given day, but in no event by more than one, and the Company shall in no event request that multiple Agents sell Shares on the same day.

(b) Principal Transactions. If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify the Agents of the proposed terms of such Principal Transaction. If any Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, then such Agent(s) and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or the applicable Agent(s) unless and until each of the Company and the applicable Agent(s) has executed such Terms Agreement accepting all of such terms. The commitment of the applicable Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c) Maximum Number of Shares. Under no circumstances shall the Company propose to any Agent, or any Agent effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate number of Shares sold pursuant to this Agreement to exceed 50,000,000, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors (“Company Board”), or a duly authorized committee thereof, and notified to the Agents in writing.

(d) Regulation M. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e) No Material Non-Public Information. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and no Agent shall be obligated to sell or offer to sell any Shares, during any period in which the Company’s insider trading or similar policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is in possession of material non-public information with respect to the Company.

(f) Continuing Accuracy of Representations and Warranties. Any obligation of a Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Agent as follows:

(a) Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Rules and Regulations, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(b) Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties and agreements in this subsection (b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to an Agent furnished in writing to the Company by such Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto, as the same may be amended or supplemented from time to time during the term of this Agreement as mutually agreed upon by the parties hereto. “Time of Sale” means, (i) with respect to an Agency Transaction, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(c) Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty or agreement with respect to the information set forth in Schedule 2 hereto.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f) Due Incorporation; Subsidiaries. The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company, other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary” is referred to herein as a “subsidiary” and collectively as “subsidiaries”) has been duly incorporated, is validly existing as a corporation or limited liability company and is in good standing under the laws of its jurisdiction of incorporation. Each subsidiary of the Company has full corporate or limited liability company power and authority to own or lease all the assets owned or leased by its and to conduct its business as described in the Registration Statement and the Prospectus. Each subsidiary of the Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(g) Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization.” The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares will be when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included or incorporated by reference in the Registration

Statement and the Prospectus is complete and accurate in all material respects. Except as described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any subsidiary of the Company or any such warrants, convertible securities or obligations. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor, to the Company’s knowledge, any of its stockholders is a party to any material agreement or understanding with respect to the voting of any shares of capital stock of the Company that is required to be disclosed in the Registration Statement or the Prospectus. Except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h) Financial Statements. (i) The consolidated financial statements of the Company and its subsidiaries (including the related notes thereto) and schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its subsidiaries as of the date(s) indicated and the results of their consolidated operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are included or incorporated by reference in the Registration Statement, the Prospectus and any such Permitted Free Writing Prospectus. No other historical or pro forma financial statements or supporting schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement and the Prospectus. All disclosures included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K, to the extent applicable.

(ii) Independent Accountant. The accountants (the “Accountants”) who have reported on such financial statements and schedules are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by the applicable rules of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Registration Statement and the Prospectus.

(i) Accounting System. The Company and each subsidiary of the Company (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j) No Material Adverse Changes. Except as set forth in the Registration Statement and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in the business, properties, condition (financial or otherwise), results of operations or capitalization of each of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not altered its method of accounting.

(k) Investment Company. The Company is not, and after giving effect to the issuance and sale of the Shares and the use of the proceeds therefrom as described in the Registration Statement and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(l) Litigation. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body (including, without limitation, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange), administrative agency or other governmental body, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit. Except as described in the Registration Statement and the Prospectus, there are no pending investigations known to the Company involving the Company or any of its subsidiaries by any governmental agency having jurisdiction over the Company or any of its subsidiaries or their respective businesses or operations that would reasonably be expected to have a Material Adverse Effect.

(m) Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and its subsidiaries has (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, including, without limitation, environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances (“Permits”), (ii) complied in all respects with all laws, regulations and orders applicable to it and its business and (iii) performed all obligations required to be performed by it, and is not in default in any respect, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except where the failure to possess, comply with or perform the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party under any Contract to which it or its subsidiaries is a party is in default in any respect thereunder or has given written, or, to the knowledge of the officers and directors of the Company, oral, notice to the Company, its subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. Each of the Company and its subsidiaries is not in violation of any provision of its certificate of incorporation or by-laws. The disclosure included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of each of the Company and its subsidiaries as currently conducted is correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(n) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification, or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with a Terms Agreement or the taking by the Company of any action contemplated hereby or thereby, except as have been obtained under the Act and such as may be required by the Exchange, under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Agents of the Shares to be sold by the Company hereby or thereby.

(o) Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement and each Terms Agreement. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and this Agreement constitutes, and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. The execution and delivery by the Company of this Agreement and any Terms Agreement and the performance of this Agreement and any Terms Agreement, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or any subsidiary of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

(p) FINRA. The Company meets the definition of the term “experienced issuer” specified in FINRA Conduct Rule 5110(j)(6).

(q) Title to Real and Personal Property. The Company and each of its subsidiaries has good and marketable title to all properties and assets described, or described in documents incorporated by reference, in the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement and the Prospectus or as are not material to the business of the Company or its subsidiaries. Each of the Company and its subsidiaries has valid, subsisting and enforceable leases for the properties described, or described in documents incorporated by reference, in the Prospectus as leased by it, with such exceptions (i) as are not material or (ii) do not materially interfere with the use made of such properties by the Company and its subsidiaries.

(r) Documents Described in Registration Statement. There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or the relevant subsidiary of the Company, any such Contract constitutes a valid and binding agreement of the Company or such subsidiary of the Company and is enforceable against the Company or such subsidiary of the Company in accordance with the terms thereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(s) No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the transactions contemplated hereby, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(u) Stock Exchange Listing. Prior to the first Settlement Date hereunder, the Shares will be duly authorized for listing on the Exchange, subject only to notice of issuance.

(v) Labor Matters. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is involved in any labor dispute except where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, no such dispute is threatened.

(w) Taxes. Each of the Company and its subsidiaries has filed all federal, state and foreign income and franchise tax returns and has paid all taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such tax, assessment, fine or penalty is being contested in good faith. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in subsection (h) of this Section 2 in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Insurance. Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied in circumstances such that the failure to obtain such insurance coverage would reasonably be expected to have or, since the date of the most recent balance sheet included or incorporated by reference into the Registration Statement and the Prospectus, has had a Material Adverse Effect.

(y) Defined Benefit Plans. No plan maintained or contributed to by the Company that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that would reasonably be expected to subject the Company or any of its subsidiaries to any material tax penalty on prohibited transactions or that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance that would not reasonably be expected to result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either

(i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of its subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(z) Title to Intellectual Property. Except as described in the Registration Statement and the Prospectus, each of the Company and its subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including, without limitation, patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) that are material to its business as currently conducted. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any written threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

(aa) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described or incorporated therein by reference. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described or incorporated therein by reference. There are no outstanding loans, advances (except for advances for business expenses in the ordinary course of business) or guarantees of indebtedness of any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company, in violation of applicable laws, including Section 13(k) of the Exchange Act.

(bb) Environmental Matters. Except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and all orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign relating to pollution (or the cleanup thereof), the protection of the natural environment, or occupational health and safety, including all such authorities concerning the processing, use, treatment, storage, disposal, Release, transport or handling of Hazardous Substances (“Environmental Laws”), each of (ii) the Company and its subsidiaries has all Permits required under Environmental Law to conduct its business and is in material compliance with all terms and conditions of each such Permit, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against or relating to the business of the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit, claim or proceeding by any private party or any governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Substances or any Environmental Laws.

As used in this subsection and elsewhere in this Agreement:

“Hazardous Substances” means, any solid, liquid, gas, or other substance, material or emission, whether naturally occurring or man-made, which is defined, classified, or regulated as a “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” or words of similar import under any Environmental Law (including gasoline, diesel fuel or other petroleum hydrocarbons, as well as petroleum constituents, or petroleum-derived products, by-products, or wastes; radon; lead or lead-containing materials; per- and polyfluoroalkyl substances; polychlorinated biphenyls; asbestos in any form; and urea formaldehyde foam insulation).

“Release” means any release, spill, emission, emanation, leaking, pumping, pouring, injection, deposit, disposal, discharge, dispersal, leaching or migration through or into the indoor or outdoor environment.

(cc) No Prohibition on its Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement and the Prospectus.

(dd) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that are designed to ensure that material information relating to the Company, including its subsidiaries, if any, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established, except as disclosed in the Registration Statement or Prospectus.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains “effective internal control over financial reporting,” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus is accurate.

(iii) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, (A) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case other than as described in the Registration Statement and the Prospectus.

(iv) No Deficiencies. The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ee) Off-Balance Sheet Transactions. Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including, without limitation, contingent obligations) or any other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ff) Audit Committee. The Company Board has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act, and the Company Board and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Except as described in the Registration Statement and the Prospectus, neither the Company Board nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(gg) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(hh) Accurate Disclosure. The statements included in the Registration Statement and the Prospectus under the captions “Material United States Federal Income Tax Consequences for Non-U.S. Holders,” and “Description of Capital Stock,” and the statements in the Registration Statement under Items 14 and 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair and accurate in all material respects.

(ii) No Unlawful Contributions or Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, Money Laundering Laws, and Sanctions.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive, broad, or country-wide Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria (prior to the lifting of such Sanctions), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions, anti-bribery and anti-corruption laws, and Money Laundering Laws. For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(mm) Brokers and Finders. Neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company, any subsidiary of the Company or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Reporting Issuer. The Company is a “reporting issuer” (as such term is defined in applicable Canadian securities legislation) in each province in Canada and is not in default of any of its reporting obligations under Canadian securities laws.

(pp) Mining Rights. Except as disclosed in the Registration Statement and the Prospectus, the Greens Creek unit, the Lucky Friday unit and the Keno Hill unit, each as described in the Registration Statement and the Prospectus (collectively, the “Material Properties”), are the only resource properties which could reasonably be considered material and in which the Company or its subsidiaries have an interest; the Company, directly or through its subsidiaries, holds either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies located on the Material Properties under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or any of its subsidiaries to explore for and exploit the minerals relating thereto; all leases or claims and permits relating to the Material Properties have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, except where failure to so locate or record would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the Material Properties granting the Company or one or more of its subsidiaries the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company and its subsidiaries, with only such exceptions as do not materially interfere with the current use made by the Company or its subsidiaries of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or one of its subsidiaries; except as disclosed in the Registration Statement or Prospectus, the Company and its subsidiaries do not have any responsibility or obligation to pay any material commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof as to the Material Properties.

(qq) Assessments. With respect to the Material Properties, all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company and its subsidiaries in order to maintain their respective interests therein, if any, have been performed to date, and all such mining claims and mining rights are in good standing in all respects.

(rr) Material Property Reports. The Company made available to the respective authors thereof prior to the issuance of all of the applicable technical reports relating to the Material Properties (the “Reports”), for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any misrepresentation as at the time the relevant information was made available. The Reports accurately and completely set forth all material facts relating to the Material Properties as of the respective dates of the Reports, and since the date of preparation of the Reports there has been no change that would disaffirm or materially change any aspect of the Reports.

(ss) Cybersecurity. Except as disclosed in the Registration Statement and the Prospectus, (i) there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data. The Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(tt) XBRL. The interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as the case may be, to the Agents as to the matters covered thereby.

3. Agreements of the Company. The Company covenants and agrees with each Agent as follows:

(a) Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than (i) any amendment or supplement which does not relate to the sale of the Shares and (ii) any reports and any preliminary or definitive proxy statement or information statement required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Agents shall not have reasonably objected thereto in good faith, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law.

(b) Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable opinion of counsel to the Company or counsel to the Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Agents of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (f) of this Section 3 an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use commercially reasonable efforts to have such amendment or supplement declared effective as soon as possible) and (z) furnish at its own expense to the Agents as many copies as the Agents may reasonably request of such amendment, supplement or document.

(c) Notifications to the Agents. The Company shall notify the Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus, except for any routine correspondence from the staff of the Commission that would not reasonably be expected to require an amendment to any previous filing with the Commission. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents promptly of all such filings.

(d) Executed Registration Statements. Upon reasonable notice and request, the Company shall furnish to the Agents, without charge, a signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e) Prospectus. The Company shall furnish to the Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Agents may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at an Agent’s request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents during the Prospectus Delivery Period. If any Agent is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of such Agent, and at the Company’s own expense, the Company shall prepare and deliver to such Agent as many copies as such Agent may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(f) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Agents (which consent will not be unreasonably withheld or delayed), shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of any Agent that such Agent otherwise would not have been required to file thereunder.

(g) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, (ii) use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement, and references herein to the Prospectus Supplement shall include any prospectus supplement filed as part of such new shelf registration statement.

(h) Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time when the Shares remain unsold by the Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall promptly notify each Agent.

(i) Compliance with Blue Sky Laws. The Company shall cooperate with the Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(j) Delivery of Financial Statements. During the period of five years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to each Agent a copy of each annual or other report it shall be required to file with the Commission, provided, if such financial statements or reports are filed with EDGAR, such requirement shall be deemed satisfied.

(k) Availability of Earnings Statements. The Company shall make generally available to holders of its securities and each Agent an earnings statement satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(l) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by any Agent, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the

Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (v) the listing of the Shares on the Exchange, (vi) any filings required to be made by an Agent with FINRA on behalf of the Company, and the reasonable fees and disbursements of counsel to the Agents in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, in each case subject to the cap described in clause (xiii) below, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering, and (xiii) all reasonable and documented out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with the offering, including the reasonable fees and disbursements of a single law firm as counsel to the Agents; provided, however, that (A) the fees and disbursements of Agents’ counsel subject to reimbursement by the Company pursuant to this subclause (xiii) (1) shall not exceed $50,000 with respect to the establishment of the at-the-market program contemplated by this Agreement, (2) shall not exceed $15,000 with respect to each Representation Date for which a Waiver (as defined below) does not apply and (3) shall be documented in a manner that includes the identity of the attorney performing work, his/her hourly rate, the amount of time spent on any given task and a description in reasonable detail of the work performed (subject to redaction in the event it is reasonably determined that the attorney-client privilege would otherwise be waived), and (B) each Agent shall be responsible for any transfer taxes on resale of Shares by such Agent and fees of such Agent’s counsel other than as specifically provided in clause (A)(1) and (A)(2) above.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(o) Clear Market. Without the prior written consent of the Agents, the Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, subject to the exceptions set forth below, in each case (other than as excepted) without giving the Agents at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through any Agent pursuant to this Agreement, (ii) make equity awards under, and issue shares of Common Stock upon the exercise, vesting or settlement of equity awards issued pursuant to, any equity compensation or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (iii) register the offering and sale of and issue shares of Common Stock or other equity awards convertible into or exercisable for or settleable for Common Stock pursuant to any equity compensation or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, including without limitation the issuance of and registration for resale of any capital stock or other securities issued for the benefit of the Company’s pension plans whether now in effect or hereafter implemented, (iv) register the offering and sale of and issue and sell shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company whether now in effect or hereafter implemented, (v) register for resale and issue and sell Common Stock, or securities convertible into Common Stock in one or more privately negotiated transactions to vendors, customers, strategic partners or potential strategic partners or other investors in transactions conducted in a manner so as not to be integrated with the offering of Common Stock hereunder, (vi) register the offering and sale of and issue and sell shares of Common Stock in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership), and (vii) issue shares of Common Stock upon (1) the exercise of warrants outstanding on the date of this Agreement and described in the Registration Statement and Prospectus and (2) the Company’s Series B Cumulative Convertible Preferred Stock outstanding on the date of this Agreement. If notice of a proposed transaction is provided by the Company pursuant to this subsection (o), any Agent may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by such Agent.

(p) Stock Exchange Listing. The Company shall use commercially reasonable efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(q) Additional Notices. The Company shall notify each Agent immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.

(r) Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares or (y) an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein), (ii) the Company files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the Exchange Act, (iii) the Company files with the Commission any Current

Report on Form 8-K under the Exchange Act containing amended financial information (other than an earnings release or other information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K), and (iv) Shares are delivered to an Agent pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificates referred to in subsection (c) of Section 4 are true and correct as of the Representation Date, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing, at the Company’s option, the Company’s obligation under this subsection (r) shall be waived for any Representation Date (other than a Representation Date on which the Company delivers Shares to an Agent pursuant to a Terms Agreement or recommences the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) occurring at a time when no Agency Transaction or Principal Transaction is pending (a “Waiver”), which Waiver shall continue until the earlier to occur of the date the Company initiates an Agency Transaction or Principal Transaction hereunder (which date shall be considered to be a Representation Date for purposes of this Agreement). Notwithstanding the foregoing, if the Company initiates an Agency Transaction or Principal Transaction following a Representation Date with respect to which the Company relied on a Waiver, then prior to the sale of any Shares by an Agent hereunder, the Company shall comply with its obligations under subsections (r), (s), (t) and (u) of this Section 3 in connection with the Representation Date caused by the Company initiating such Agency Transaction or Principal Transaction. The Company will undertake to provide notice of Waiver to the Agents, provided, however, the failure to provide any such notice shall not be a breach of this Agreement or relieve the Agents from any of their obligations hereunder.

(s) Company Counsel Legal Opinions. Within five Trading Days of the date of this Agreement and each Representation Date to which a Waiver does not apply, the Company shall cause to be furnished to the Agents, dated as of such date and addressed to the Agents, in form and substance satisfactory to the Agents, (i) the written opinion of K&L Gates LLP, or other counsel reasonably satisfactory to the Agents, as described in subsection (d) of Section 4, to the effect set forth in Exhibit C hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, and (ii) the written opinion of the General Counsel of the Company, as described in subsection (d) of Section 4, to the effect set forth in Exhibit D hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, the Company shall not be required to furnish to the Agents more than one opinion per calendar quarter from outside counsel to the Company. In lieu of delivering such opinions for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this subsection (s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(t) Comfort Letters. Within five Trading Days of the date of this Agreement and each Representation Date to which a Waiver does not apply, the Company shall cause the Accountants to deliver to the Agents the comfort letter(s) described in subsection (f) of Section 4.

(u) Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel in connection with a Representation Date to which a Waiver does not apply, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Agents and their counsel.

(v) Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(w) Agent Trading. Subject to each Agent’s compliance with Regulation M and prohibitions on buying or selling securities while in possession of material non-public information, the Company hereby consents to such Agent’s trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.

(x) Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date (except for those representations and warranties that speak as of a particular date, which shall be true and correct as of such date) and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except for those representations and warranties that speak as of a particular date, which shall be true and correct as of such date and except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(y) Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in subsection (a) of Section 4 shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Shares.

(z) Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4. Conditions of the Obligations of the Agents. The obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, in reference to the Registration Statement and Prospectus as amended and supplemented as of each such date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the best knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, and (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

(b) No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c) Officer’s Certificates. The Agents shall have received, on each Representation Date to which a Waiver does not apply, an accurate certificate, dated such date and signed by one or two executive officers of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii) as of such date neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) each of the representations and warranties of the Company contained in this Agreement are, as of such date, true and correct (except for those representations and warranties that speak as of a particular date, which shall be true and correct as of such date); and

(iv) each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(d) Opinions of Counsel to the Company. The Agents shall have received, within five Trading Days of the date of this Agreement and each Representation Date to which a Waiver does not apply, dated such date and addressed to the Agents, (i) an opinion of K&L Gates LLP, or other counsel reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto or a Reliance Letter where applicable, subject to the proviso set forth in Section 3(s), and (ii) an opinion of the General Counsel of the Company, to the effect set forth in Exhibit D hereto, or a Reliance Letter where applicable.

(e) Opinion of Counsel to the Agents. The Agents shall have received, within five Trading Days of the date of this Agreement and each Representation Date to which a Waiver does not apply, dated such date and addressed to the Agents, an opinion of Hunton Andrews Kurth LLP, or other counsel reasonably satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents.

(f) Accountants’ Comfort Letter. The Agents shall have received, within five Trading Days of the date of this Agreement and each Representation Date to which a Waiver does not apply, letters dated as of such dates, as applicable, and addressed to the Agents, in form and substance reasonably satisfactory to the Agents, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g) Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to subsection (u) of Section 3.

(h) Compliance with Blue Sky Laws. The Shares shall be qualified for sale or confirmed as exempt from such qualification in such states and jurisdictions as the Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i) Stock Exchange Listing. The Shares shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j) Regulation M. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) Additional Certificates. The Company shall have furnished to the Agents such additional certificates as the Agents may have reasonably requested.

5. Indemnification.

(a) Indemnification of the Agents. The Company shall indemnify and hold harmless each Agent, the directors, officers, employees, counsel, affiliates and agents of each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, out-of-pocket expenses and damages (including, without limitation, any and all investigative, legal and other out-of-pocket expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the advance written approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any breach of or inaccuracy in the representations and warranties in Section 2(a); provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the information set forth in Schedule 2 hereto. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, the directors, officers, employees, counsel and agents of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity in Section 5(a)(i)- (iii) from the Company to such Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information set forth in Schedule 2 hereto. This indemnity will be in addition to any liability that such Agent might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission prejudices the defense of such claim or results in any material increase in the liability which the Company has under this indemnity. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be substantive legal defenses available to it or other indemnified parties that are materially different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and such Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such Agent, on the other hand. The relative benefits received by the Company, on the one hand, and such Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation paid to such Agent pursuant to subsection (a)(vii) of Section 1 (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting commissions actually received by such Agent as set forth on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Agent pursuant to subsection (a)(vii) of Section 1 (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting commissions received by such Agent as set forth on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Reimbursement Obligation. If any party that receives indemnification or contribution payments in accordance with the terms of this Section 5 ultimately, as a result of a final non-appealable judgment, is found not to be entitled to such indemnification or contribution payments previously received under this Section 5, such receiving party shall promptly reimburse the party that made such payments for the full amount of such payments to which such receiving party was found not to be entitled.

(f) Survival. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of an Agent and each person, if any, who controls such Agent or any such affiliate within the meaning of the Act; and the obligations of each Agent under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6. Termination.

(a) The Company may terminate this Agreement in its sole discretion at any time upon giving written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3), 5 and subsections (c), (e) and (h) of Section 8 shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b) Any Agent may terminate this Agreement as to itself in its sole discretion at any time upon giving written notice to the Company and the other Agent. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the terminating Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3), 5 and subsections (c), (e) and (h) of Section 8 shall remain in full force and effect notwithstanding such termination. In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i) trading of any securities of the Company shall have been suspended on the Exchange;

(ii) trading generally shall have been suspended or limited on or by, as the case may be, the Exchange, or minimum or maximum prices shall have been generally established on the Exchange;

(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv) there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(v) if there shall have been a Material Adverse Change.

(c) This Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to subsection (a) or (b) of this Section 6 or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate number of Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals 50,000,000, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of an Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3), 5 and subsections (c), (e) and (h) of Section 8 shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 7, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

8. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or hand delivered (i) if to the Company, at the office of the Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Chief Executive Officer, with a copy at the same address to the attention of the General Counsel, (ii) if to any Agent, at the address of such Agent set forth in Schedule 4 hereto. Any such notice shall be effective only upon receipt. Any notice under Section 1 may be made by telephone, but if so made shall be subsequently confirmed in writing (which, with respect to the Agency Transactions contemplated by Section 1 only, may include, in the case of the Agents, electronic mail to any Authorized Company Representative, and in the case of the Company, electronic mail to the Agents).

(b) No Third Party Beneficiaries. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or any other person. Additionally, no Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to this Agreement or the offering of Shares. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company with respect thereto. Any review by an Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Agent and shall not be on behalf of the Company.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company and the Agents contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Agents or any of their respective controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) no Agent has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether an Agent or its affiliates has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) an Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f) Counterparts. This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Waiver of Jury Trial. Each of the Company and each Agent hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(i) Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(j) Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Company.

(k) Additional Agents. The Company may, from time to time, appoint one or more additional sales agents under this Agreement by entering into a joinder agreement with such additional sales agent, in form reasonably satisfactory to the Company and such additional sales agent, pursuant to which such additional sales agent agrees to be bound by the terms of this Agreement as an “Agent” hereunder (each, an “Additional Agent”). Notwithstanding anything to the contrary contained herein, the consent of the other Agents shall not be required in connection with any such joinder, and upon the effectiveness of any such joinder, such Additional Agent shall automatically become a party to this Agreement, as if such Additional Agent were an original signatory hereto, and references herein to the “Agents” shall automatically be deemed to include such Additional Agent, in each case without any further action by any party hereto. The Company shall give the other Agents prompt written notice of any such joinder.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and each Agent.

Very truly yours,

HECLA MINING COMPANY

By:	/s/ Russell D. Lawlar
Name: Russell D. Lawlar
Title: SVP & CFO

Signature Page to Equity Distribution Agreement

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brad Pavelka
Name: Brad Pavelka
Title: Managing Director

Signature Page to Equity Distribution Agreement

BOFA SECURITIES, INC.

By:	/s/ Garrett Healey
Name: Garrett Healey
Title: Managing Director

Signature Page to Equity Distribution Agreement

CIBC WORLD MARKETS CORP.

By:	/s/ Greg Ogborn
Name: Greg Ogborn
Title: Managing Director

Signature Page to Equity Distribution Agreement

MORGAN STANLEY & CO. LLC

By:	/s/ Joe Nassirian
Name: Joe Nassirian
Title: Executive Director

Signature Page to Equity Distribution Agreement

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Ventura
Name: Michael Ventura
Title: Managing Director Co-Head, US ECM

Signature Page to Equity Distribution Agreement

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

Signature Page to Equity Distribution Agreement

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

Signature Page to Equity Distribution Agreement

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

Russell D. Lawlar (Senior Vice President and Chief Financial Officer), Anvita Mishra Patil (Vice President – Finance and Treasurer) and Jeanne Leung (Treasury Manager), or any successor to any of such persons in such positions, provided the Company has notified the Agents in writing of the identity of any such successor.

SCHEDULE 2

INFORMATION SUPPLIED BY THE AGENTS

Each Agent’s name.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE 4

AGENT CONTACT INFORMATION FOR NOTICES

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: BMO Capital Markets Corp., Equity Syndicate Department with a copy to BMO

Capital Markets Corp., Legal Department

Email: brad.pavelka@bmo.com; eunsu.chang@bmo.com; bradley.simon@bmo.com

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

with a copy to US Capital Markets Legal at

dg.us_capital_markets_legal@bofa.com

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

Attention: Equity Capital Markets

Email: ECMALL@cibc.com with a copy to eric.reuther@cibc.com, matthew.dugaro@cibc.com and brian.ferrey@cibc.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Email: Joe.Nassirian@morganstanley.com; Evan.Glowacki@morganstanley.com;

Joannah.Caneda@morganstanley.com

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate

Facsimile: (212) 428-6260

Email: tj.oplanden@rbccm.com

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US ECM

Email: US.ECM@scotiabank.com

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Attention: ECM ATM Execution Team

Telephone: (212) 827-7182

Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com

Virtu Americas LLC

1633 Broadway, 41st Floor

New York, New York 10019

Attention: Virtu Capital Markets

Email: jlumby@virtu.com; jfeldman@virtu.com; clumby@virtu.com with a copy to

atm@virtu.com

EXHIBIT A

[Company Letterhead]

[ ], 20[ ]

[•]

[•]

[•]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [BANK] under, and pursuant to, that certain Equity Distribution Agreement among the Company and the sales agents party thereto, dated November 10, 2026 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[ ], 20[ ], [ ], 20[ ] [ ], 20[ ]
Maximum Number of Shares to be Sold in the Aggregate:	[ ]
Maximum Number of Shares to be Sold on each Trading Day:	[ ]
Floor Price:	USD[ . ]
Commission Rate:	[ ]%

[Remainder of Page Intentionally Blank]

Very truly yours,

HECLA MINING COMPANY

By:
Name:
Title:
Accepted and agreed as of the date first above written:

[BANK]

By:
Name:
Title:

2

EXHIBIT B

HECLA MINING COMPANY

Common Stock

TERMS AGREEMENT

[ ], 20[ ]

[•]

[•]

[•]

Ladies and Gentlemen:

Hecla Mining Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated November 10, 2026(the “Equity Distribution Agreement”), among the Company and the sales agents party thereto, to issue and sell to [BANK] [•] shares of the Company’s common stock, par value $0.25 per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to [BANK] the option to purchase an additional [•] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[[BANK] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [BANK] to the Company for the Purchased Shares. This option may be exercised by [BANK] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [BANK], as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [BANK], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [BANK], and [BANK] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [BANK] and the Company.

HECLA MINING COMPANY

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[BANK]

By:
Name:
Title:

Schedule to Terms Agreement

[Price to Public:

USD[ . ] per share]

Purchase Price by [BANK]:

USD[ . ] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [BANK]’s account, or the account of [BANK]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[ ], 20[ ]

Closing Location:

[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered or have been delivered as a condition to the closing, to the extent required under the Equity Distribution Agreement (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed, or such earlier date on which they were delivered, as applicable):

• the officer’s certificate referred to in Section 4(c);

• the legal opinions referred to in Section 4(d) and (e), or Reliance Letter(s) as applicable; and

• the “comfort letter” referred to in Section 4(f).

[Indemnity:

[ ]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(o) of the Equity Distribution Agreement, [ ].]